                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]   Preliminary Proxy Statement
[   ]   Definitive Proxy Statement
[   ]   Definitive Additional Materials
[   ]   Soliciting Material Pursuant to Section 240.14a-11(c) or
        Section 240.14a-12

                         SECURITY CAPITAL CORPORATION
-------------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ X ]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[   ]   $500 per each party to the controversy pursuant to Exchange Act
        Rule 14a-6(i)(3).
[   ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

          ---------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

[   ]   Check box if any part of the fee is offset as provided by Exchange Act
        Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ---------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:


          ---------------------------------------------------------------------

     3)   Filing Party:

          ---------------------------------------------------------------------

     4)   Date Filed:

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


                                PRELIMINARY COPY









                                   February 22, 1996



Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Security Capital Corporation (the "Company"), which will be held in Confer-ence Room 45A, 45th Floor, 101 Park Avenue, New York, New York, on Wednesday, March 20, 1996, commencing at 10:00 a.m. (local time). We look forward to greeting as many of our stockholders as are able to be with us.

     At the meeting, you will be asked to consider and vote upon (1) the election of four directors, (2) a proposal to amend the Restated Certificate of Incorporation of the Company to effect a one-for-eight reverse split of the Common Stock and of the Class A Common Stock, (3) a proposal to amend the Restated Certificate of Incorporation of the Company to reduce the number of authorized shares of the Class A Common Stock from 60,000,000 to 10,000,000 and
(4) such other business as may properly come before the meeting and any adjourn-ment thereof.

     We hope you will find it convenient to attend the meeting in person. WHETHER OR NOT YOU EXPECT TO ATTEND, TO ASSURE YOUR REPRESENTATION AT THE MEETING AND THE PRESENCE OF A QUORUM, PLEASE COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY, for which a return envelope is provided. No postage need be affixed to the Proxy if it is mailed in the United States.

     The Company's Annual Report for the fiscal year ended September 30, 1995 is being mailed to you together with the enclosed proxy materials.

                                   Sincerely,



                                   Brian D. Fitzgerald
                                   Chairman of the Board of Directors



                                   A. George Gebauer
                                   President

                                PRELIMINARY COPY

                          SECURITY CAPITAL CORPORATION
                         1111 North Loop West, Suite 400
                              Houston, Texas  77008
                                 (713) 880-7100

                                 --------------

                    Notice of Annual Meeting of Stockholders

                                 --------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Security Capital Corporation (the "Company") will be held in Conference Room 45A, 45th Floor, 101 Park Avenue, New York, New York, on Wednesday, March 20, 1996, commencing at 10:00 a.m. (local time), for the following purposes:

     (1) To elect four directors to hold office until the next annual meeting and until their successors are duly elected and quali-fied;

     (2) To vote upon a proposal to amend the Restated Certificate of Incorpo-ration of the Company to effect a one-for-eight reverse split of the Common Stock and of the Class A Common Stock of the Company;

     (3) To vote upon a proposal to amend the Restated Certificate of Incorpo-ration of the Company to reduce the number of authorized shares of the Class A Common Stock of the Company from 60,000,000 to 10,000,000; and

     (4) To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Only holders of record of the Common Stock or the Class A Common Stock of the Company at the close of business on February 16, 1996 are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.


                              By Order of the Board of Directors,



                              A. GEORGE GEBAUER
                                   SECRETARY


February 22, 1996

                                PRELIMINARY COPY

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|                            YOUR VOTE IS IMPORTANT.                          |
|                  PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED                |
|              PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.             |
-------------------------------------------------------------------------------


                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                          SECURITY CAPITAL CORPORATION
                         1111 North Loop West, Suite 400
                              Houston, Texas  77008
                                 (713) 880-7100


     This Proxy Statement is being furnished in connection with the solicitation of Proxies by and on behalf of the Board of Directors of Security Capital Corporation (the "Company") to be used at the Annual Meeting of Stockholders to be held on Wednesday, March 20, 1996, and any adjournment thereof (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting. The Company's Annual Report for the fiscal year ended September 30, 1995 accompanies this Proxy Statement. This Proxy Statement and accompanying materials are expected to be first sent or given to stockholders of the Company on February 22, 1996.

     The close of business on February 16, 1996 has been fixed as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Only holders of record as of that date of shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), and of the Company's Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), are entitled to notice of and to vote at the Annual Meeting.
The Common Stock and the Class A Common Stock are sometimes collectively referred to herein as the "Common Equity."

     Each share of the Common Stock or the Class A Common Stock entitles the holder thereof to one vote per share on each matter presented to the stockhold-ers for approval at the Annual Meeting. On February 16, 1996, there were 3,238 shares of the Common Stock and 32,482,034 shares of the Class A Common Stock, for a total of 32,485,272 shares of the Common Equity, outstanding and entitled to vote.

     Execution of a Proxy by a stockholder will not affect such stockholder's right to attend the Annual Meeting and to vote in person. Any stockholder who executes a Proxy has a right to revoke it at any time before it is voted by advising A. George Gebauer, Secretary of the Company, in writing of such revocation, by executing a later-dated Proxy which is presented to the Company at or prior to the Annual Meeting, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual

Meeting will not in and of itself constitute revocation of a Proxy. The Board of Directors has retained D.F. King & Co., Inc. to assist in the solicitation of Proxies.

     Assuming a quorum, the four nominees receiving a plurality of the votes cast at the Annual Meeting for the election of directors by holders of record as of the record date of shares of the outstanding Common Equity, voting as a single class, will be elected as directors. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be counted for purposes of determining the presence or absence of a quorum on the election of directors, but will have no other effect.

     With regard to the proposals to amend the Restated Certificate of Incorpo-ration, as amended (the "Restated Certificate of Incorporation"), of the Company to effect a one-for-eight reverse split of the Common Stock and of the Class A Common Stock (the "Reverse Split") and to reduce the number of authorized shares of the Class A Common Stock from 60,000,000 to 10,000,000, votes may be cast for or against or abstentions may be specified on those proposals. Abstentions specified on either of those proposals will be counted as present for purposes of the presence or absence of a quorum on such proposal. Since each of the proposed amendments of the Restated Certificate of Incorporation requires the approval of a majority of the outstanding shares of the Common Equity and since the proposal to amend the Certificate of Incorporation to reduce the number of authorized shares of the Class A Common Stock also requires the approval of a majority of the outstanding shares of the Class A Common Stock, abstentions on either proposed amendment will have the same effect as a vote against such proposed amendment. Broker non-votes will be counted for purposes of determin-ing the presence or absence of a quorum on each of the proposed amendments and will have the same effect as a vote against such proposed amendment. Notwith-standing approval by the stockholders, the proposal to amend the Restated Certificate of Incorporation to reduce the number of authorized shares of the Class A Common Stock will not be effected unless the proposal to effect the Reverse Split is adopted by stockholders and effected.

     UNLESS SPECIFIED OTHERWISE, THE PROXIES WILL BE VOTED FOR THE ELECTION OF ALL THE NOMINEES TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE NEXT ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED AND FOR EACH OF THE PROPOSED AMENDMENTS TO THE RESTATED CERTIFICATE OF INCORPORATION. IN THE DISCRETION OF THE PROXY HOLDERS, THE PROXIES WILL ALSO BE VOTED FOR OR AGAINST SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. MANAGEMENT IS NOT AWARE OF ANY OTHER MATTERS TO BE PRESENTED FOR ACTION AT THE ANNUAL MEETING.

     The principal executive offices of the Company are located at 1111 North Loop West, Suite 400, Houston, Texas 77008, and the Company's telephone number there is (713) 880-7100.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table and the notes thereto set forth information, as of February 16, 1996, with respect to the beneficial ownership of shares of each class of equity securities of the Company by the only persons known to the Company to have beneficial ownership of more than 5% of such class, by each director of the Company, by each executive officer of the Company and by the directors and executive officers of the Company as a group. Except as otherwise indicated, each person is believed to exercise sole voting and dispositive power over the shares reported.

                                                    Amount of Beneficial Ownership
                                                    as of February 16, 1996
                             --------------------------------------------------------------------------------
                                                                            Percentage
                                                     Class A                    of        Class A
Name and Address             Common   Percentage     Common    Percentage     Common     Preferred   Percentage
of Beneficial Owner          Stock     of Class       Stock      of Class     Equity       Stock      of Class
------------------------     ------   ----------     -------   ----------   ----------   ---------   ----------
Brian D. Fitzgerald           1,025     31.7%      22,132,923     68.1%        68.1%       27,978       93.3%
One Pickwick Plaza
Suite 310, Greenwich
CT 06830(1)(2)

FGS, Inc.                     1,025    31.7%       21,689,423     66.8%        66.8%        4,160       13.9%
1105 North Market St.
Suite 1300, Wilmington,
DE 19894(1)(2)

Capital Partners, Inc.         --       --         18,851,104     58.0%        58.0%          650        2.2%
One Pickwick Plaza
Suite 310, Greenwich,
CT 06830(1)(2)

CP Acquisition,                --       --         18,851,104     58.0%        58.0%       23,168       77.2%
 L.P. No. 1
1105 North Market St.
Suite 1300, Wilmington,
DE 19894(1)(2)

FGS Partners, L.P.             --       --         18,851,104     58.0%        58.0%         --          --
One Pickwick Plaza
Suite 310, Greenwich,
CT 06830(1)(2)

William T. Bozarth             --       --             --           --           --          --          --

A. George Gebauer(1)(2)        --       --            479,840      1.5%         1.5%          703       2.3%

Thomas J. Gochberg                8      *             69,672       *            *           --          --

Larry M. Karren                --       --             18,277(3)    *            *           --          --

Frank J. Sokol(1)(2)           --       --            228,816       *            *            335       1.1%

All Directors and             1,033    31.9%       22,929,528(3)  70.6%        70.6%       29,016      96.7%
Executive Officers as
a Group (5 persons)(1)

*  Less than one percent


                         (FOOTNOTES ON FOLLOWING PAGE)

____________________

     (1) The following related entities are generally referred to as "Capital Partners:" (a) CP Inc., a Connecticut corporation, of which Brian D. Fitzgerald is the sole stockholder and director, and A. George Gebauer is an officer; (b) Fitzgerald and Partners, a Delaware general part-nership ("F&P"), of which Messrs. Fitzgerald and Gebauer and Frank J. Sokol are partners; (c) Capital Partners I, L.P., a New York limited partnership, of which CP Inc. and F&P are the general partners; and
          (d) 13 related Delaware limited partnerships, known collectively as "Capital Partners II," as follows: (i) CP Acquisition; (ii) CP Acquisition, L.P. No. 2; (iii) CP Acquisition, L.P. No. 3; (iv) CP Acquisition, L.P. No. 4A; (v) CP Acquisition, L.P. No. 4B; (vi) CP Acquisition, L.P. No. 5A; (vii) CP Acquisition, L.P. No. 5B; (viii) CP Acquisition, L.P. No. 6A; (ix) CP Acquisition, L.P. No. 6B; (x) CP Acquisition, L.P. No. 7A; (xi) CP Acquisition, L.P. No. 7B; (xii) CP Acquisition, L.P. No. 8A; and (xiii) CP Acquisition, L.P. No. 8B. CP Inc., FGS, Inc., a Delaware corporation, of which Mr. Fitzgerald is the controlling stockholder, president, treasurer and a director ("FGS"), and FGS Partners, L.P., a Connecticut limited partnership, of which CP Inc. is the general partner, are the general partners of the 13 related partnerships. Mr. Sokol resigned as a director of the Company on January 25, 1996.

          Brian D. Fitzgerald owns of record 443,500 shares of the Class A Common Stock; CP Inc. owns of record 650 shares of the Class A Preferred Stock; CP Acquisition owns of record 18,851,104 shares of the Class A Common Stock and 23,168 shares of the Class A Preferred Stock; and FGS owns of record 2,838,319 shares of the Class A Common Stock, 1,025 shares of the Common Stock and 4,160 shares of the Class A Preferred Stock.

     (2) Mr. Fitzgerald may be deemed to own beneficially the 443,500 shares of the Class A Common Stock owned of record by him, the 650 shares of the Class A Preferred Stock owned of record by CP Inc., the 18,851,104 shares of the Class A Common Stock and the 23,168 shares of the Class A Preferred Stock owned of record by CP Acquisition and the 2,838,319 shares of the Class A Common Stock, the 1,025 shares of the Common Stock and the 4,160 shares of the Class A Preferred Stock owned of record by FGS. Mr. Fitzgerald has shared authority to vote and dispose of the FGS-owned shares of the Common Equity and the Class A Preferred Stock and disclaims beneficial ownership of such FGS-owned shares for all other purposes. Messrs. Gebauer and Sokol are also stockholders, officers and directors of FGS and Mr. Gebauer is an officer of CP Inc., but they disclaim beneficial ownership of shares of the Class A Common Stock, the Common Stock and the Class A Pre-ferred Stock owned of record by such corporations for any purpose.
          The ownership noted above excludes the 443,500 shares of the Common Equity and the 650 shares of the Class A Preferred Stock owned by the Fitzgerald Trust (of which George K. Ross and Mr. Fitzgerald's brother and father are trustees and Mr. Fitzgerald's minor children are sole beneficiaries), as to which beneficial ownership is disclaimed for all purposes.

     (3)  Includes 18,000 shares subject to options exercisable within 60 days.

                       PROPOSAL 1 - ELECTION OF DIRECTORS


     Four directors are to be elected to hold office until the next annual meeting and until their successors are duly elected and qualified. The names of the four nominees for election as directors for whom votes will be cast pursuant to the Proxies solicited hereby are set forth below. All of the nominees listed below are expected to serve as directors if they are elected. If any nominee should decline or be unable to accept such nomination or to serve as a director (an event which the Board of Directors does not now expect), the Board of Directors reserves the right to nominate another person or to vote to reduce the size of the Board of Directors. In the event another person is nominated, the Proxy holders intend to vote the shares to which the Proxy relates for the election of the person nominated by the Board of Directors. There is no cumulative voting for directors.

                           Director  Principal Occupations During the
Name                 Age    Since    Last Five Years; Other Directorships
----                 ---   --------  ------------------------------------
William T. Bozarth   55     1988     Vice President and Controller of Travelers Group
                                     Inc., a diversified financial services company,
                                     since November 1991; Senior Vice President and
                                     Chief Financial Officer of Gulf Insurance Group, a
                                     property and casualty insurance company, since
                                     September 1990; Executive Vice President of the
                                     Company from March 1989 until January 1990; Senior
                                     Vice President of the Company from August 1984
                                     until March 1989; a former director or officer of
                                     various present and former subsidiaries or affili-
                                     ates of the Company; and, previously, a Partner of
                                     Arthur Andersen & Co., New York, New York, public
                                     accountants.

Brian D. Fitzgerald  51     1990     Chairman of the Board of the Company since January
                                     1990; President, Treasurer and a director of FGS
                                     since March 1989; and a partner, general partner,
                                     stockholder, officer and/or director of various
                                     Capital Partners entities for more than five
                                     years.

A. George Gebauer    63     1990     President of the Company since January 1990 and
                                     Secretary of the Company since February 1994; Vice
                                     President, Secretary and a director of FGS since
                                     March 1989; and a partner, general partner, stock-
                                     holder, officer and/or director of various Capital
                                     Partners entities for more than five years.  Mr.
                                     Gebauer was formerly a director and executive
                                     officer of Alpha Modular Systems, Inc., a privately-
                                     held California corporation which had an invol-
                                     untary petition under Chapter 7 of the U.S. Bank-
                                     ruptcy Code filed against it on March 18, 1994 by
                                     certain of its creditors in the United States
                                     Bankruptcy Court for the Central District of Cali-
                                     fornia, San Bernardino division.

Thomas J. Gochberg   57     1979     President of TJG Holdings, Inc., a New York corpo-
                                     ration which is the general partner of various
                                     real estate investment entities, since April 1991;
                                     President and Chief Executive Officer of the Com-
                                     pany from its inception in November 1979 until
                                     January 1990; a former director or officer of
                                     various present and former subsidiaries or affili-
                                     ates of the Company; and a director of Smith
                                     Barney, Inc., New York, New York, an investment
                                     banking holding company, from February 1979 until
                                     March 1984.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION
                       OF THE FOUR NOMINEES FOR DIRECTOR.


MEETINGS AND COMMITTEES OF THE BOARD

     The Board of Directors held one meeting and acted by written consent two times during the fiscal year ended September 30, 1995. Each of the directors attended at least 75% of the aggregate number of meetings of the Board and all committees on which such director served that were held during the fiscal year ended September 30, 1995, except that Brian D. Fitzgerald did not attend one of such meetings.

     The Board of Directors has an Audit Committee and a Stock Option Committee. The Audit Committee, which is presently composed of Messrs. Gebauer, Gochberg and Bozarth, selects the independent auditors, consults with such auditors and with management with regard to the adequacy of the Company's internal accounting controls, considers any non-audit functions to be performed by the independent auditors and carries out such activities related to the financial statements of the Company as the Board of Directors shall from time to time request. The Audit Committee acted by written consent once during the fiscal year ended September 30, 1995.

     The Stock Option Committee is composed of Messrs. Fitzgerald, Gebauer and Sokol and administers the Security Capital Corporation 1982 Incentive Stock Option Plan. The Stock Option Committee did not meet during the fiscal year ended September 30, 1995. The 1982 Incentive Stock Option Plan terminated by its terms on January 25, 1992, and no new options may be granted after that date, although options outstanding on that date may continue to be exercised according to their terms. The Board of Directors does not have a nominating committee, compensation committee or any committee performing similar functions.

                        PROPOSAL 2 - REVERSE STOCK SPLIT

GENERAL

     In February 1996, the Board of Directors of the Company adopted resolutions approving, and authorizing the submission to stockholders for their approval of, a proposal to amend Article FOURTH of the Restated Certificate of Incorporation of the Company to effect a one-for-eight reverse stock split (the "Reverse Split") of the presently issued and outstanding shares of the Class A Common Stock and of the Common Stock and of the shares of the Class A Common Stock and of the Common Stock held in the Company's treasury. The complete text of this proposed amendment of Article FOURTH of the Restated Certificate of Incorpora-tion is set forth in Appendix A to this Proxy Statement, along with the text of the related resolutions to be adopted by the stockholders. The text of the amendment is subject to change as may be required by the Delaware Secretary of State.

     The Reverse Split would be effected by amending the Restated Certificate of Incorporation to provide that, upon the effective date of the amendment, each issued and outstanding share of the Class A Common Stock and of the Common Stock (and each share of the Class A Common Stock and of the Common Stock held in treasury) will be automatically converted into one-eighth of a new share of Class A Common Stock, par value $.01, or one-eighth of a new share of Common Stock, par value $.01 per share, as the case may be. Neither the number of authorized shares of the Class A Common Stock or of the Common Stock will be affected by this proposed amendment (but the number of authorized shares of the Class A Common Stock is proposed to be amended as set forth in Proposal 3 below). The rights and privileges of the holders of the Class A Common Stock or of the Common Stock will be substantially unaffected by this proposed amendment, and each stockholder's percentage ownership interest in the Company, proportion-al voting power and other rights will remain unchanged by this proposed amend-ment, except to the extent stockholders receive cash in lieu of fractional shares as described below.

     The Company presently is authorized under the Restated Certificate of Incorporation to issue 60,000,000 shares of the Class A Common Stock and 7,500 shares of the Common Stock. As of February 16, 1996, 32,482,034 shares of the Class A Common Stock were issued and outstanding (net of 2,547,334 treasury shares) and 3,238 shares of the Common Stock were issued and outstanding (net of 1,274 treasury shares). The Reverse Split will reduce the number of issued and outstanding shares of the Class A Common Stock to approximately 4,060,254 (net of approximately 318,416 treasury shares) and of the Common Stock to approxi-mately 404 (net of approximately 159 treasury shares). The Reverse Split will not affect the Company's retained deficit, and stockholders' equity will remain substantially unchanged.

REASONS FOR THE REVERSE SPLIT

     The Class A Common Stock is presently listed on The Pacific Stock Exchange, Inc. (the "Pacific Stock Exchange"). In August 1995, the Company received a notice from the Pacific Stock Exchange informing it that the Company was not in compliance with the minimum Tier II requirement of $1.00 per share for continued listing of the Class A Common Stock on the Pacific Stock Exchange. The Pacific Stock Exchange requested the Company to submit an action plan by October 31, 1995 in order to remedy the deficiency. The Company informed the Pacific Stock Exchange in October 1995 that it intended to meet the minimum share price requirement either by way of an acquisition or a reverse stock split. Through correspondence exchanged between the Company and the Pacific Stock Exchange in November and December 1995, the Pacific Stock Exchange set a final deadline of April 2, 1996 for the Company to meet such minimum share price requirement for the Class A Common Stock. If such minimum share price requirement of $1.00 is not reached by April 2, 1996, the Class A Common Stock will be delisted on the Pacific Stock Exchange. On February 16, 1996, the closing price of the Class A Common Stock on the Pacific Stock Exchange was $_______.

     The Company believes that the delisting of the Class A Common Stock on the Pacific Stock Exchange would have an adverse effect on the market for the Class A Common Stock and could have an adverse effect on the Company's ability to effect acquisitions in order to expand the Company. The Company believes that a one-for-eight reverse split of the Class A Common Stock offers the best possible short-term solution to satisfy the minimum Tier II share price requirement of the Pacific Stock Exchange. This is because the market typically will react to a reverse stock split by bidding up the price per share of the subject security to adjust for the decrease in the number of shares outstanding as a result of the reverse stock split.

     Additionally, the Company believes that the relatively low current market price per share of the Class A Common Stock may impair the acceptability of the Class A Common Stock to certain institutional investors and other members of the investing public. Theoretically, the number of shares outstanding should not, by itself, affect the marketability of the Class A Common Stock, the type of investor who acquires it, or the Company's reputation in the financial communi-ty. In practice, this is not necessarily the case, as certain investors view low-priced stock as unattractive, although certain other investors may be attracted to low-priced stock because of the greater trading volatility some-times associated with such securities. Many brokerage houses are reluctant to recommend lower-priced stock to their clients or to hold it in their own portfolios. Further, a variety of brokerage house policies and practices discourage individual brokers within those firms from dealing in low-priced stock because of the time-consuming procedures that make the handling of low-priced stock unattractive to brokerage houses from an economic standpoint.

     In addition, since the broker's commissions on low-priced stock generally represent a higher percentage of the stock price than commissions on higher priced stock, the current share price of the Class A Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price were substantially higher. This factor also may limit the willingness of institutions to purchase the Class A Common Stock at its current relatively low per share market price.

     If adopted, the Reverse Split may result in some stockholders owning "odd lots" of less than 100 shares of the Class A Common Stock received as a result of the Reverse Split. Brokerage commissions and other costs of transactions in odd-lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

     Along with the Class A Common Stock, the Common Stock also will be subject to the Reverse Split because it is identical to the Class A Common Stock in all respects except for certain restrictions on the maximum ownership and transfer-ability of the Class A Common Stock by certain stockholders that are designed to preserve the Company's tax loss carryforwards. The Common Stock is not publicly traded.

     THERE CAN BE NO ASSURANCE THAT THE MARKET VALUE OF THE CLASS A COMMON STOCK AFTER THE REVERSE SPLIT WILL BE EIGHT TIMES THE MARKET VALUE

OF THE CLASS A COMMON STOCK BEFORE THE REVERSE SPLIT OR THAT ANY OF THE INTENDED CONSEQUENCES OF THE REVERSE SPLIT DESCRIBED ABOVE WILL MATERIALIZE (INCLUDING THAT THE SHARE PRICE OF THE CLASS A COMMON STOCK FOLLOWING THE REVERSE SPLIT WILL EQUAL OR EXCEED $1.00).

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material anticipated Federal income tax consequences of the Reverse Split to holders of the Class A Common Stock or the Common Stock. This summary is based on the Federal income tax laws now in effect and as currently interpreted; it does not take into account possible changes in such laws or interpretations, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have retroactive effect. This summary is provided for general information only and does not purport to address all aspects of the possible Federal income tax consequences of the Reverse Split and IS NOT INTENDED AS TAX ADVICE TO ANY PERSON. In particular, and without limiting the foregoing, this summary does not consider the Federal income tax consequences to stockholders of the Company in light of their individual investment circumstances or to holders subject to special treatment under the Federal income tax laws (for example, life insurance companies, regulated investment companies and foreign taxpayers). The summary does not address any consequence of the Reverse Split under any state, local or foreign tax laws.

     No ruling from the Internal Revenue Service or opinion of counsel will be obtained regarding the Federal income tax consequences to the stockholders of the Company as a result of the Reverse Split. ACCORDINGLY, EACH STOCKHOLDER IS ENCOURAGED TO CONSULT HIS OR HER TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO SUCH STOCKHOLDER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

     The Company believes that the Reverse Split would be a tax-free recapital-ization to the Company and its stockholders. If the Reverse Split qualifies as a recapitalization under Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, a stockholder of the Company who exchanges his or her shares of the Class A Common Stock or the Common Stock solely for shares of the Class A Common Stock (the "New Class A Common Stock") or the Common Stock (the "New Common Stock") received from the Company as a result of the Reverse Split should recognize no gain or loss for Federal income tax purposes, except for any cash received by a stockholder in lieu of a fractional share. A stockholder's aggregate tax basis in his or her shares of the New Class A Common Stock or the New Common Stock received from the Company as a result of the Reverse Split should be the same as his or her aggregate tax basis in the shares of the Class A Common Stock or the Common Stock exchanged therefor. The holding period of shares of the New Class A Common Stock or the New Common Stock received from the Company as a result of the Reverse Split should include the period during which shares of the Class A Common Stock or the Common Stock surrendered in exchange therefor were held, provided all such shares were held as a capital asset on the date of the exchange.

IMPACT ON STOCK OPTION PLAN AND OPTIONS

     As of the Record Date, the Company had a total of 32,100 shares of the Class A Common Stock reserved for issuance upon exchange of options granted as of such date. No additional options will be granted under such stock option plan. If the Reverse Split is adopted, the number of shares that may be purchased upon exercise of options granted under such stock option plan and the exercise prices of such options will be adjusted appropriately pursuant to the terms of such stock option plan and such options.

OTHER EFFECTS OF THE REVERSE SPLIT

     The par value of the Class A Common Stock and of the Common Stock will remain at $.01 per share following the Reverse Split, and the number of shares of the Class A Common Stock and of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Class A Common Stock and of the Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Class A Common Stock and of the Common Stock for statutory and accounting purposes will be correspondingly increased.

     If the Reverse Split is effected, the per share information and the average number of shares outstanding as presented in previously issued consolidated financial statements of the Company would be restated following the Effective Date to reflect the Reverse Split.

     The Class A Common Stock is currently registered under Section 12(b) of the Exchange Act and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Class A Common Stock is listed on the Pacific Stock Exchange. The Common Stock is not registered under the Exchange Act or publicly traded. The Reverse Split is intended to prevent the delisting of the Class A Common Stock on the Pacific Stock Exchange. If the Class A Common Stock were delisted, the Company would remain subject to the periodic reporting and other requirements of the Exchange Act pursuant to
Section 12(g) of the Exchange Act.

EFFECTIVE DATE

     If Proposal 2 is adopted, an amendment of the Restated Certificate of Incorporation substantially in the form of Appendix A will be filed with the Secretary of the State of Delaware. If Proposal 2 is adopted, it is currently expected that such filing will take place as soon after the Annual Meeting as is practicable and that the effective date thereof will be March 27, 1996 (the "Effective Date"). Thereupon, without any further action on the part of the Company or its stockholders, each share of the Class A Common Stock will be converted into one-eighth of a share of the New Class A Common Stock, and each share of the Common Stock will be converted into one-eighth of a share of the New Common Stock. The Board of Directors of the Company may abandon the proposed amendment of the Restated Certificate of Incorporation of the Company to effect the Reverse Split without further action by the Company's stockhold-ers, at any time prior to the filing of such proposed amendment and notwith-standing adoption of such proposed amendment by the Company's stockholders.

NO FRACTIONAL SHARES

     No fractional shares of the New Class A Common Stock or the New Common Stock will be issued to any stockholder as a result of the Reverse Split. Instead, a stockholder who would otherwise be entitled to receive a fractional share will receive, in lieu thereof, cash in an amount equal to the product of the number of shares of the Class A Common Stock or the Common Stock which have not been reclassified into a whole share of the New Class A Common Stock or the New Common Stock multiplied by the average closing price of the Class A Common Stock on the Pacific Stock Exchange on the five most recent business days preceding the Effective Date that the Class A Common Stock was traded.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each stockholder of record on the Effective Date for use in transmitting certificates representing shares of the Class A Common Stock or the Common Stock to the Company's transfer agent (the "Exchange Agent"). The letter of transmittal will contain instructions for the surrender of certifi-cates representing shares of the Class A Common Stock or the Common Stock to the Exchange Agent in exchange for certificates representing the number of whole shares of the New Class A Common Stock or the New Common Stock. No new certifi-cates will be issued to a stockholder until such stockholder has surrendered all old certificates together with a properly completed and executed letter of transmittal to the Exchange Agent.

     Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with all certificates represent-ing shares of the Class A Common Stock or the Common Stock, stockholders will receive a new certificate or certificates representing the number of whole shares of the New Class A Common Stock or the New Common Stock into which their shares of the Class A Common Stock or the Common Stock have been reclassified as a result of the Reverse Split. Until surrendered, outstanding certificates representing shares of the Class A Common Stock or the Common Stock held by stockholders will be deemed for all purposes to represent the number of whole shares of the New Class A Common Stock or the New Common Stock to which such stockholders are entitled as a result of the Reverse Split. Stockholders should not send their certificates representing shares of the Class A Common Stock or the Common Stock to the Exchange Agent until they have received the letter of transmittal. Shares not presented for surrender as soon as is practicable after the letter of transmittal is sent shall be exchanged at the first time they are presented for transfer.

     Provided certificates representing shares of the New Class A Common Stock or the New Common Stock are issued in the same name as the certificates repre-senting shares of the Class A Common Stock or the Common Stock surrendered for exchange, no service charges or transfer taxes will be payable by stockholders in connection with the exchange of certificates, all expenses of which will be borne by the Company.

VOTE REQUIRED

     The affirmative vote of a majority of the outstanding shares of the Common Equity is required to adopt Proposal 2.

OTHER

     No stockholder's interest will be completely eliminated by virtue of the Reverse Split, except for those stockholders, if any, owning fewer than eight shares of each of the Class A Common Stock and of the Common Stock. No officer, director, associate or affiliate of the Company will derive any material benefit from the Reverse Split other than the benefits which would be enjoyed by any other person holding the same number of shares.

NO APPRAISAL RIGHTS

     There are no appraisal rights in connection with Proposal 2 provided to dissenting stockholders under the Restated Certificate of Incorporation or the laws of the State of Delaware.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT OF THE RESTATED CERTIFICATE OF
          INCORPORATION TO EFFECT A ONE-FOR-EIGHT REVERSE SPLIT OF THE CLASS A COMMON STOCK AND OF THE COMMON STOCK AS SET
          FORTH IN THIS PROXY STATEMENT.

          PROPOSAL 3 - REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF
                            THE CLASS A COMMON STOCK


GENERAL

       The Restated Certificate of Incorporation presently authorizes the issuance of a total of 60,000,000 shares of the Class A Common Stock, 2,500,000 shares of Preferred Stock, $.01 par value, 50,000 shares of Class A Preferred Stock, $.01 par value, and 7,500 shares of the Common Stock. On February 16, 1996, the record date, 32,482,034 shares of the Class A Common Stock were issued and outstanding. The Company has reserved approximately 32,100 shares of the Class A Common Stock in connection with grants of options to purchase the same.


       In February 1996, the Board of Directors adopted a resolution proposing and declaring the advisability of an amendment of Article FOURTH of the Restated Certificate of Incorporation to decrease the number of shares of the Class A Common Stock which could be issued by the Company. Assuming the one-for-eight reverse stock split described in Proposal 2 is adopted and effected, the number of authorized shares of the Class A Common Stock would be reduced from 60,000,000 to 10,000,000. In the event the reverse stock split is not adopted and effected, the number of authorized shares of the Class A Common Stock would remain at 60,000,000. The Board of Directors directed that this proposed amendment be considered by the Company's stockholders at the Annual Meeting on March 20, 1996. The complete text of this proposed amendment of Article FOURTH of the Restated Certificate of Incorporation is set forth in Appendix B to this Proxy Statement, along with the text of the related resolutions to be adopted by the stockholders. The text of such proposed amendment is subject to change as may be required by the Delaware Secretary of State.

REASON FOR THE PROPOSED REDUCTION IN AUTHORIZED SHARES

       The reduction in the number of authorized shares of the Class A Common Stock is being proposed because, if the Reverse Split is adopted and effected, the Board of Directors of the Company believes that there should be sufficient authorized but unissued shares of the Class A Common Stock to provide the Company with the flexibility it might need in the future and that retaining an unnecessarily high number of authorized shares could increase the Company's future franchise tax expenses. The Company is a Delaware corporation and is subject to an annual franchise tax payment under Delaware law. Delaware's annual franchise tax payment is calculated by one of two methods -- the autho-rized shares method or the assumed par value capital method. Between the two methods, the lesser tax is payable. The Company currently calculates its franchise taxes based on the assumed par value capital method, and a reduction in the number of authorized shares of the Class A Common Stock should not have a material impact on its current franchise tax expenses. If, however, the Company were to change its method of calculating franchise taxes as a result of the expansion of its business or otherwise, the lower the number of authorized shares of the Class A Common Stock, the less the Company will pay in franchise taxes.

VOTE REQUIRED

       The affirmative votes of the holders of a majority of the issued and outstanding shares of each of (i) the Common Equity, and (ii) the Class A Common Stock are necessary to adopt the proposed amendment to the Restated Certificate of Incorporation to reduce the number of authorized shares of the Class A Common Stock.

FILING OF PROPOSED AMENDMENT TO REDUCE AUTHORIZED SHARES

       If Proposal 3 is adopted, an amendment of the Restated Certificate of Incorporation substantially in the form of Appendix B will be filed with the Secretary of the State of Delaware. If Proposal 3 is adopted, it is currently expected that such filing will take place as soon after the Annual Meeting as is practicable and that the effective date thereof will be March 27, 1996. The Board of Directors of the Company may abandon the proposed amendment of the Restated Certificate of Incorporation of the Company to reduce the authorized number of shares of the Class A Common Stock without further action by the Company's stockholders, at any time prior to the filing of such proposed amendment and notwithstanding adoption of such proposed amendment by the Company's stockholders. Such proposed amendment will not be effected unless the proposed amendment set forth in Proposal 2 is adopted by stockholders and effected.

NO APPRAISAL RIGHTS

       There are no appraisal rights in connection with Proposal 3 provided to dissenting stockholders under the Restated Certificate of Incorporation or the laws of the State of Delaware, the jurisdiction in which the Company is incorpo-rated.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ADOPTION OF THE AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE CLASS A COMMON STOCK AS SET FORTH IN THIS PROXY STATEMENT.

                            EXECUTIVE COMPENSATION

   1.  SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information about the cash and non-cash compensation earned by or awarded to the chief executive officer of the Company, A. George Gebauer, President and Secretary of the Company, and to the two other executive officers of the Company for services rendered to the Company during the fiscal years ended September 30, 1995, September 30, 1994 and September 30, 1993.


                           SUMMARY COMPENSATION TABLE

                                     Annual Compensation
                                     -------------------
Name and                          Fiscal                              All Other
Principal Position                 Year       Salary     Bonus         Compensation
------------------                ------      ------     -----        -------------
A. George Gebauer, President       1995        (1)        (1)                 (1)
  and Secretary                    1994        (1)        (1)                 (1)
                                   1993        (1)        (1)                 (1)

Brian D. Fitzgerald,               1995        (1)        (1)                 (1)
  Chairman of the Board            1994        (1)        (1)                 (1)
                                   1993        (1)        (1)                 (1)

Larry M. Karren, Vice President    1995     $110,000    $26,204         $3,938(2)
  and Treasurer                    1994     $107,500    $ 8,417         $3,081
                                   1993     $ 98,124    $10,445         $2,274

___________________

(1) Messrs. Fitzgerald and Gebauer receive no compensation for their services as officers of the Company. CP Inc., a corporation controlled by Mr. Fitzgerald and for which Mr. Gebauer serves as an officer, is paid a management fee pursuant to the Advisory Agreement between the Company and CP Inc. Pursuant to the Advisory Agreement, CP Inc. provides certain advisory services to the Company in the areas of investments, general administration, corporate development, strategic planning, stockholder relations, financial matters and general business policy. The annual fee for such services pursuant to the Advisory Agreement is $150,000 (due in quarterly installments in advance) plus certain out-of-pocket costs (which do not include rent and utilities of CP Inc. and compensation of CP Inc. employees). Such fee is subject to appropriate adjustment should the scope of operations of the Company change, whether from an acquisition or otherwise. During fiscal 1995, CP Inc. was paid its annual fee of $150,000 and was reimbursed for expenses incurred by it of approximately $2,100. See "Certain Relationships and Related Transactions."

(2) Includes $1,188 of insurance premiums paid by the Company on a term life insurance policy for the benefit of Mr. Karren and approximately $2,750 of Company contributions for the account of Mr. Karren under a Section 401(k) plan.

         2.   OPTION/SAR GRANTS IN LAST FISCAL YEAR

              No Options or SARs were granted to any executive officer of the Company during the fiscal year ended September 30, 1995.

         3. AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUE TABLE

              No Options or SARs were exercised by any executive officer of the Company during the fiscal year ended September 30, 1995. Set forth below are the number of unexercised options and the value of unexercised, in-the-money options held by executive officers of the Company at September 30, 1995.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                               Number of Unexercised Options    Value of Unexercised In-the-Money
                 Number of                       Held at Fiscal Year End          Options at Fiscal Year End(1)
                 Shares Acquired      Value    -----------------------------    ---------------------------------
Name             on Exercise        Realized   Exercisable     Unexercisable      Exercisable      Unexercisable
----             ---------------    --------   -----------     -------------      -----------      -------------
Larry M. Karren         --             --          18,000           --                 --                --

____________________

(1) Options are "in-the-money" if the closing market price of the Company's Class A Common Stock on September 30, 1995 exceeded the exercise prices of the options. There were no in-the-money options held by executive officers of the Company at September 30, 1995.


               4.   Long-Term Incentive Plan ("LTIP") Awards in Last Fiscal Year

                    No LTIP Awards were made to any executive officer of the Company during the fiscal year ended September 30, 1995.

               5.   COMPENSATION OF DIRECTORS

                    William T. Bozarth and Thomas J. Gochberg, who are not employees or officers of the Company or affiliated with Capital Partners, receive an annual fee of $5,000 plus reasonable expenses in connection with attendance at meetings of the Board of Directors or any committee thereof, but do not receive any separate fee for attendance at meetings. Messrs. Fitzgerald and Gebauer do not receive any annual fee, or any fees for attendance at meetings.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ADVISORY SERVICES AGREEMENT; ACQUISITION CRITERIA AND PROCEDURES

               On April 27, 1990, effective as of January 26, 1990, the Company entered into the Advisory Agreement with CP Inc., an entity controlled by Mr. Fitzgerald and for which Mr. Gebauer serves as an officer. Pursuant to the Advisory Agreement, CP Inc. provides certain advisory services in the areas of investments, general administration, corporate development, strategic planning,
stockholder relations, financial matters and general business policy.   The
annual fee for such services pursuant to the Advisory Agreement is $150,000 (due in quarterly installments in advance) plus certain out-of-pocket costs (which do not include rent and utilities of CP Inc. and compensation of CP Inc. employ-
ees). Such fee is subject to appropriate adjustment should the scope of operations of the Company change, whether from an acquisition or otherwise. In this regard, CP Inc. would likely be paid an annual fee for ongoing advisory services following an acquisition of no more than 4% to 5% of the acquired company's annual operating profit. Pursuant to the Advisory Agreement and otherwise, no compensation is paid to the current Chairman of the Board (Mr. Fitzgerald), President and Secretary (Mr. Gebauer) and Assistant Secretary (Grace Santacqua) in their respective capacities as such. During fiscal 1995, CP Inc. was paid $150,000 in fees and reimbursed for expenses incurred by it of approximately $2,100.

               The initial term of the Advisory Agreement was for one year commencing on January 26, 1990; thereafter, the agreement will be automatically extended for additional one-year periods unless either party gives 30 days' written notice to the other of its intention to terminate. The Advisory Agreement was automatically renewed for a one-year period commencing January 26, 1996.

               The Advisory Agreement confirms that, from time to time, CP Inc. may present acquisition opportunities to the Company that it believes may be appropriate for the Company, but that CP Inc. is under no obligation to present any or all acquisition candidates of which it is aware to the Company except for insurance agency businesses. If the Company or any of its subsidiaries com-pletes any acquisition which was presented by CP Inc., the Company is obligated to pay CP Inc. an investment banking fee at the usual and customary rate for transactions of such size and complexity. This fee is likely to be in the range of 1% to 1-1/2% of the aggregate purchase price for the acquisition.

               While enterprises proposed for acquisition may be in any line of business, to date the acquisitions in which CP Inc. and its affiliates have participated have been primarily in the manufacturing, distribution and service fields. Consistent with the investment strategies and principles utilized by CP Inc., the Company currently intends in general to focus upon, as potential targets, established companies of medium size with histories of earnings and cash flow stability, favorable earnings growth prospects, good management and strong competitive positions. It is currently the Company's plan that acquisi-tions will be undertaken directly or by one or more subsidiaries of the Company, with financing achieved through equity contributed by the Company and debt and subordinated debt raised at the subsidiary or parent level. It may be necessary to issue preferred stock, common equity or warrants or options to purchase common equity of the Company or of the acquired entity to one or more lenders in order to obtain the financing. In some instances, it may be possible to obtain financing from the sellers of the acquired entity in the form of subordinated notes or earn-outs. Such sellers may also receive shares of common equity or warrants or options to purchase the same of the Company or the acquired entity. Typically, certain members of management of the acquired entity will be granted incentives (usually equity-based) to remain with the acquired entity following the acquisition.
The companies targeted usually will have annual operating profits of $3,000,000 to $10,000,000. Consequently, purchase prices should range from approximately $10,000,000 to $75,000,000. Under such acquisition strategy, significant uncertainties involving product life cycles, volatile market demand, organization changes and other major turnaround aspects will generally disqualify a prospect. The acquisition criteria set forth above are only guidelines and may change from time to time in response to market conditions, the Company's financial condition and results of operations and other factors.

               In connection with its acquisition activities on behalf of the Company, other portfolio companies and for its own account, CP Inc. maintains ongoing relationships with hundreds of merger and acquisition intermediary firms, ranging from large investment banks and accounting firms to small business brokerages. In a typical year, CP Inc. receives over 1,000 leads on companies which are or might be for sale. Of these, perhaps 100 are sufficiently close to the Company's acquisition criteria set forth above to merit further consideration. The Company has incurred and will continue to incur substantial expenses in connection with pursuing acquisitions.

PARTICIPATION OF THE CAPITAL PARTNERS STOCKHOLDERS IN THE RIGHTS OFFERING

               By late 1993, it was apparent that the Company's cash flow and its other capital resources were insufficient to permit the Company to compete seriously for the types of acquisitions that would meet the Company's acquisi-tion criteria. Accordingly, in October 1993, A. George Gebauer, who is a Vice President of CP Inc., a director or officer of certain other entities within Capital Partners and a director and the President and Secretary of the Company, met with the independent directors of the Company, William T. Bozarth and Thomas
J. Gochberg, and suggested to them that the Company consider raising approxi-mately $7,000,000 in additional equity capital, either through a rights offering of Class A Common Stock made to all holders of Common Equity at a price of $0.25 per share (which was the approximate average market price of the Class A Common Stock over the previous six months), or through a private sale of Class A Common Stock to certain entities within Capital Partners or individuals associated therewith (the "Capital Partners Stockholders") at a price to be negotiated. Since certain conflicts of interest were presented by such suggestion, the Board of Directors of the Company thereafter formed a Special Committee composed of Messrs. Bozarth and Gochberg to review, analyze and negotiate any such transac-tion.

               The members of the Special Committee considered the suggestion, reviewed information furnished to them in support thereof and considered various alternative means of raising additional capital. Thereafter, the Special Committee determined that a rights offering to all holders of Common Equity was preferable to a private sale to the Capital Partners Stockholders because it would provide holders of Common Equity with the opportunity to maintain their percentage equity interest in the Company and thus avoid any dilution in their equity ownership position. The Special Committee also determined that a rights offering was preferable to debt financing, which was unlikely to be available to the Company on reasonable terms and would not provide it with the equity needed to effect acquisitions.

               The Special Committee further determined that the Company's flexibility to use capital stock of the Company to make future acquisitions without jeopardizing its substantial tax loss carryforwards would be preserved if stockholders other than the Capital Partners Stockholders (collectively, "public stockholders") that owned beneficially less than 5% of the fair market value of the Common Equity were prohibited from acquiring beneficial ownership of 5% or more of the fair market value of the Common Equity. In this regard, the Restated Certificate of Incorporation of the Company generally prohibits the transfer without the consent of the Company of shares of the Class A Common Stock to any stockholder who is, or as a result of the transfer would become, the beneficial owner of more than 4.75% of the fair market value of the Common Equity outstanding.

               The Restated Certificate of Incorporation does not prohibit transfers directly by the Company because the Company is able to monitor such transfers to help ensure the preservation of the carryforwards. However, the Company could not with any certainty calculate the effect on such carryforwards of transfers by public stockholders who might become holders of 5% or more of the outstanding Common Equity as a result of the Rights Offering. Accordingly, the Special Committee determined that the Rights Offering should be structured in a manner that generally permitted each public stockholder to maintain its percentage ownership interest in the Company, but not to increase it through an oversubscription procedure pursuant to which such public stockholder could purchase shares not subscribed for by other stockholders on primary subscrip-tion. Further, consistent with the general limitations on the transfer of the Class A Common Stock, the Special Committee determined that no public stockhold-er should be permitted to exercise rights on primary subscription in the Rights Offering to the extent that such exercise would cause it to become the benefi-cial owner of more than 4.75% of the fair market value of the Common Equity outstanding.

               The Special Committee also considered the possibility that not all stockholders would exercise fully their rights in the Rights Offering. In the absence of some assurance that the Rights Offering would be fully sub-scribed, the Special Committee was concerned that the Company would incur the expense of the Rights Offering without obtaining the funds it needs to raise. Accordingly, the Special Committee discussed with Mr. Gebauer whether one or more of the Capital Partners Stockholders would be willing to agree to purchase any shares of Class A Common Stock not subscribed for by other stockholders on primary subscription in order to ensure that the Rights Offering would be fully subscribed. Mr. Gebauer informed the Special Committee that one of the Capital Partners Stockholders, CP Acquisition, would be willing to agree to purchase on oversubscription, at a price per share equal to $0.25, such number of unsubscri-bed shares sufficient to result in gross proceeds to the Company of $7,130,883 from the Rights Offering.

               Balancing the interests of all stockholders, the Special Commit-tee proposed to Mr. Gebauer that the Company pursue a Rights Offering of Class A Common Stock in which public stockholders could maintain their percentage ownership (but not increase it above 4.75% as described above) and in which CP Acquisition would agree to exercise in full the rights issued to it on primary subscription and to purchase on oversubscription such number of shares, if any, not subscribed for by all other stockholders on primary subscription sufficient to result in gross proceeds to the Company of $7,130,883 from the Rights Offering. The Special Committee further proposed that each share purchased by CP
Acquisition on oversubscription be purchased at a subscription price equal to $0.50 per share (i.e., double the subscription price for shares purchased by it and other stockholders on primary subscription), except that any shares which were not purchased by other Capital Partners Stockholders on primary subscription would be purchased by CP Acquisition on oversubscription at a subscription price equal to $0.25 per share. The Special Committee believed that such acquisition by CP Acquisition should not trigger an ownership change with respect to the Company (and thereby jeopardize the tax loss carryforwards) because, even if all of the new Class A Common Stock was acquired by CP Acquisition, the percentage ownership of the Capital Partners Stockholders would not have increased by more than 50 percentage points within the applicable three- year period. Mr. Gebauer ultimately agreed to this proposal on behalf of CP Acquisition, provided that the Company grant to CP Acquisition for the benefit of it and the other Capital Partners Stockholders five-year registration rights with respect to the shares of Class A Common Stock purchased by them and extend for the same five-year period the registration rights they have regarding the shares of Class A Common Stock currently owned by them.

               The Special Committee also considered the fact that as a result of the Rights Offering, Brian D. Fitzgerald, the Company's Chairman of the Board, might control a majority of the voting power of the Company through his control of CP Acquisition, FGS and CP Inc. Such control would give him power to elect all of the directors and otherwise control the Company, as well as to amend the Restated Certificate of Incorporation to delete the anti-takeover provisions therein and thereafter to approve any merger or other "going private" transaction. As a result, Mr. Fitzgerald, at the request of the Special Committee, undertook to the Company that neither he nor any entity controlled by him would, during the three-year period following the date the Company first accepted subscriptions delivered to it pursuant to the Rights Offering, propose any such merger or other "going private" transaction that did not have the approval of the independent directors of the Company as required by such anti-takeover provisions.

               The Rights Offering was completed in June 1994. The net proceeds of approximately $6,904,000 realized from the Rights Offering have bolstered the Company's ability to compete seriously for acquisition opportunities. As of the date of this Proxy Statement, however, the Company has not entered into any binding purchase agreement with respect to an acquisition candidate presented to it by CP Inc. CP Inc. has, however, held and will continue to hold exploratory discussions with a number of companies regarding the possibility of their being acquired by the Company, which discussions could lead at any time to the execution by the Company of a binding purchase agreement.

               If CP Inc. and the Company are unsuccessful in their efforts to effect an acquisition by the Company within a reasonable period of time follow-ing the Rights Offering, CP Inc. may decide to present one of its portfolio companies to the Company for possible acquisition. Any such acquisition would be submitted to the Company's independent directors for their approval.

PURCHASE OF CLASS A PREFERRED STOCK

               In July 1993, FGS and its designees purchased from the Company 30,000 shares of Class A Preferred Stock of the Company for $3,000,000. At September 30, 1995, accrued dividends of $975,000 on such Class A Preferred Stock were in arrears.


                              INDEPENDENT AUDITORS

               Upon the recommendation of the Audit Committee, the Board of Directors selected Deloitte & Touche as independent auditors of the Company for the fiscal year ending September 30, 1996. One or more representatives of Deloitte & Touche, which has served as the Company's independent auditors since October 22, 1990, are expected to be available by telephone at the Annual Meeting to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

               In addition to performing customary audit services, Deloitte & Touche will assist the Company with the preparation of its Federal and state income tax returns, for which it will charge the Company its customary billing rates. Material non-audit services will be approved by the Audit Committee prior to the rendering of such services after due consideration of the effect of the performance thereof on the independence of the auditors.


                            EXPENSES OF SOLICITATION

               The total cost of the Proxy solicitation will be borne by the Company. In addition to the mails, Proxies may be solicited by directors and officers of the Company by personal interviews, telephone and telegraph. The Company has retained D.F. King & Co., Inc., New York, New York, to assist in the solicitation of Proxies for a fee estimated to be $1,500 plus reimbursement of out-of-pocket expenses. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to the beneficial owners of shares of Common Equity entitled to vote at the Annual Meeting and that such persons will be reimbursed for their out-of-pocket expenses incurred in this connection.


                              STOCKHOLDER PROPOSALS

               Stockholders are hereby notified that, if they intend to submit proposals for inclusion in the Company's Proxy Statement and Proxy for its 1997 Annual Meeting of Stockholders, such proposals must be received by the Company no later than October 23, 1996 and must otherwise be in compliance with applicable Securities and Exchange
Commission regulations.

                                  MISCELLANEOUS

               The Board of Directors knows of no other business to be presented at the Annual Meeting. If, however, other matters properly do come before the Annual Meeting, it is intended that the Proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons holding such Proxies.


               STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING, AND YOUR COOPERATION WILL BE APPRECIATED.


                                        By Order of the Board of Directors,



                                        A. GEORGE GEBAUER
                                             SECRETARY

Houston, Texas
February 22, 1996

                                                                     APPENDIX A

         RESOLVED, that the Restated Certificate of Incorporation of Security Capital Corporation (the "Corporation") be amended by means of a Certificate of Amendment substantially in the form set forth below:

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SECURITY CAPITAL CORPORATION

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law


         Security Capital Corporation, a Delaware corporation (the "Corporation"), hereby certifies as follows:

         FIRST:  The name of the Corporation is Security Capital Corporation.

         SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended to effect a one-for eight reverse split of the Common Stock and of the Class A Common Stock by adding a new paragraph after the first paragraph of Article FOURTH to read as follows:

                  "Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Common Stock issued and outstanding immediately prior to the Effective Date and each such share held in the Corporation's treasury (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed into one-eighth (1/8) of a share of the Common Stock, par value $.01 per share (the "Common Stock"), subject to the treatment of fractional share interests as described below, and each share of the Class A Common Stock issued and outstanding immediately prior to the Effective Date and each such share held in the Corporation's treasury (the "Old Class A Common Stock") shall be automatically and without any action on the part of the holder thereof be reclassified and changed into one-eighth (1/8) of a share of the Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of the Old Common Stock (the "Old Common Certificates," whether one or more) or the Old Class A Common Stock (the "Old Class A Common Certificates," whether one or more) shall be entitled to receive upon surrender of the Old Common Certificates or the Old Class A Common Certificates, as the case may be, to the Corporation's Transfer Agent for cancellation, a certificate or certificates representing the number of whole shares of the Common Stock (the "Common Certificates") or the Class A Common Stock (the "Class A Common Certificates") into which and for which the shares of the Old Common Stock or the Old Class A Common Stock, as the case may be, formerly represented by the Old Common Certificates or the Old Class A Common Certificates, as the case may be, so surrendered are reclassified under the terms hereof. From and after the Effective Date, the Old Common Certificates shall represent only the right to receive the Common Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof, and the Old Class A Common Certificates shall represent only the right to receive the Class A Common Certificates (and, where applicable, cash in lieu of fractional shares, as provided below).
          No certificate or scrip representing fractional share interests in the Common Stock or the Class A Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote or to any rights of a stockholder of the Corporation. A holder of Old Common Certificates or Old Class A Common Certificates shall receive, in lieu of any fraction of a share of the Common Stock or the Class A Common Stock to which the holder otherwise would be entitled, a cash payment equal to the product of the number of shares of the Old Common Stock or the Old Class A Common Stock which have not been reclassified into a whole share of the Common Stock or the Class A Common Stock multiplied by the average closing price of the Old Class A Common Stock on the Pacific Stock Exchange, Inc. on the five most recent business days preceding the Effective Date that the Old Class A Common Stock was traded. If more than one Old Common Certificate or Old Class A Common Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of the Common Stock or the Class A Common Stock for which Common Certificates or Class A Common Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Common Certificates or Old Class A Common Certificates so surrendered.

               In the event that the Corporation's Transfer Agent determines that a holder of Old Common Certificates or Old Class A Common Certificates has not tendered all of his or her certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of such holder have been presented for exchange so that payment for fractional shares to such holder shall not exceed the value of one (1) whole share of the Common Stock or the Class A Common

          Stock as a result of the rounding up of fractional shares. If any Common Certificate or Class A Common Certificate is to be issued in a name other than that in which the Old Common Certificates or the Old Class A Common Certificates surrendered for exchange are issued, the Old Common Certificates or the Old Class A Common Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Common Certificates or the Old Class A Common Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable."

          THIRD:  This Certificate of Amendment of Restated Certificate of
Incorporation shall be effective as of        , 1996.

          FOURTH: This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors and by the vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 242 of the Delaware General Corporation Law.

          IN WITNESS WHEREOF, Security Capital Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be executed by its President and attested by its Secretary this ___ day of March, 1996.

                                        SECURITY CAPITAL CORPORATION



                                        By _________________________

                                          A. George Gebauer
                                          President

ATTEST:

___________________________
A. George Gebauer
Secretary


and be it further

          RESOLVED, that at any time prior to the filing of the foregoing Certificate of Amendment of Restated Certificate of Incorporation of the Corporation, notwithstanding authorization of such proposed Certificate of Amendment by the stockholders of the Corporation, the Board of Directors may abandon such proposed Certificate of Amendment without further action by the stockholders.

                                                                      APPENDIX B

          RESOLVED, that the Restated Certificate of Incorporation of Security Capital Corporation (the "Corporation") be amended by means of a Certificate of Amendment substantially in the form set forth below:



                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          SECURITY CAPITAL CORPORATION

                     Pursuant to Section 242 of the Delaware
                             General Corporation Law


         Security Capital Corporation, a Delaware corporation (the "Corpora-tion"), hereby certifies as follows:

         FIRST:  The name of the Corporation is Security Capital Corporation.

         SECOND: The Restated Certificate of Incorporation hereby is amended to decrease the number of authorized shares of the Class A Common Stock of the Corporation from 60,000,000 shares to 10,000,000 shares by striking the first paragraph of Article FOURTH of the Restated Certificate of Incorporation and inserting the following paragraph in its place:

         "FOURTH: the total number of shares of all classes of stock which the Corporation shall have authority to issue is twelve million five hundred fifty-seven thousand five hun-dred (12,557,500) shares, of which two million five hundred thousand (2,500,000) shares shall be designated as Preferred Stock (the "PREFERRED STOCK"), with a par value of One Cent ($0.01) per share, fifty thousand (50,000) shares shall be designated as Class A Preferred Stock (the "CLASS A PRE-FERRED STOCK"), with a par value of One Cent ($0.01) per share, seven thousand five hundred (7,500) shares shall be designated as Common Stock (the "COMMON STOCK"), with a par value of One Cent ($0.01) per share, and ten million (10,000,000) shares shall be designated as Class A Common Stock (the "CLASS A COMMON STOCK"), with a par value of One Cent ($0.01) per share."

         THIRD:  This Certificate of Amendment of Restated Certificate of
Incorporation shall be effective as of        , 1996.

         FOURTH: This Certificate of Amendment of Restated Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors and by the vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote thereon in accordance with Section 242 of the Delaware General Corporation Law.

         IN WITNESS WHEREOF, Security Capital Corporation has caused this Certificate of Amendment of Restated Certificate of Incorporation to be
executed by its President and attested by its Secretary this    day of March,
1996.

                                        SECURITY CAPITAL CORPORATION



                                        By _________________________
                                          A. George Gebauer
                                          President

ATTEST:

________________________
A. George Gebauer
Secretary

and be it further

     RESOLVED, that at any time prior to the filing of the foregoing Certificate of Amendment of Restated Certificate of Incorporation of the Corporation, notwithstanding adoption of such proposed Certificate of Amendment by the stockholders of the Corporation, the Board of Directors may abandon such proposed Certificate of Amendment without further action by the stockholders.

                          SECURITY CAPITAL CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MARCH 20, 1996


     The undersigned hereby appoints Brian D. Fitzgerald and A. George Gebauer, and each of them, proxies, with full power of substitution, to appear on behalf of the undersigned and to vote all shares of Common Stock (par value $.01) and Class A Common Stock (par value $.01) of Security Capital Corporation (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held in Conference Room 45A, 45th Floor, 101 Park Avenue, New York, NY on Wednesday, March 20, 1996, commencing at 10:00 a.m. (local time), and at any adjournment thereof.

     WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS AND FOR THE AMENDMENTS OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY TO EFFECT A ONE-FOR-EIGHT REVERSE SPLIT OF THE COMMON STOCK AND THE CLASS A COMMON STOCK AND TO REDUCE THE NUMBER OF AUTHORIZED SHARES OF THE CLASS A COMMON STOCK.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  (Continued and to be signed on reverse side)

PLEASE MARK BOX /X/ OR /X/ IN BLUE OR BLACK INK.


1.  Election of Directors: FOR all nominees listed below / /
                           WITHHOLD AUTHORITY to vote    / /
                           for all nominees listed below
                           EXCEPTIONS     / /

 Nominees:  WILLIAM T. BOZARTH, BRIAN D. FITZGERALD, A. GEORGE GEBAUER,
            THOMAS J. GOCHBERG
 (Instructions: To withhold authority to vote for any nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

2. The amendment of the Restated Certificate of Incorporation of the Company to effect a one-for-eight reverse split of the Common Stock and the Class A
Common Stock.        / /  FOR  / /  AGAINST   / /  ABSTAIN

3. The amendment of the Restated Certificate of Incorporation of the Company to reduce the number of authorized shares of the Class A Common Stock from
60,000,000 shares to 10,000,000 shares.    / /  FOR  / / AGAINST   / /  ABSTAIN

 IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.



                                             Please sign exactly as your name
                                             appears on the left.  When signing
                                             as an attorney, executor,
                                             administrator, trustee or guardian,
                                             please give your full title.  If
                                             shares are held jointly, each
                                             holder should sign.
                                             PLEASE CHECK HERE IF YOU PLAN TO
                                             ATTEND THE ANNUAL MEETING

                                             Dated:_______________________, 1996


                                             ___________________________________
                                                            Signature

                                             ___________________________________
                                                            Signature

PLEASE SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.